Exhibit 99.1

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Tuesday, July 29, 2014

Edwardsville, Illinois — First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2014.  The dividend will be payable to stockholders of record as of August 22, 2014 and is expected to be paid on August 29, 2014.  The Company has 7,007,283 shares of common stock outstanding.

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